EXHIBIT 3.3

                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                      CHECKERS DRIVE-IN RESTAURANTS, INC.

     Checkers Drive-In Restaurants, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST" That pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), declaring said amendment to be advisable and providing that the amendment be presented to the stockholders for consideration at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the first sentence of Article 4 of the Corporation's Certificate of Incorporation be, and it hereby is, amended to read as follows:

     "The total number of shares of all classes of Capital Stock which the Corporation shall have the authority to issue is 177,000,000 shares, consisting of (i) 175,000,000 shares of Common Stock $.001 par value per share (the "Common Stock"), and (ii) 2,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock".)"

     SECOND: That thereafter, the annual meeting of stockholders of the Corporation was duly called and held on August 5, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was fully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                         DIVISION OF CORPORATION
                                                       FILED 0:900 AN 08/09/1999
                                                              991328329 -2272161


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        IN WITNESS WHEREOF, Checkers Drive-In Restaurants, Inc. has duly caused this certificate to be signed by Richard A Peabody, its Senior Vice-President and Chief Financial Officer, this 9th day of August, 1999.

                                             CHECKERS DRIVE-IN RESTAURANTS, INC.

                                             By: /s/ RICHARD A. PEABODY
                                                 ------------------------
                                                 Richard A. Peabody
                                                 Senior Vice President and
                                                 Chief Financial Officer